Ex. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF

INSTACARE CORP.

We consent to the incorporation by reference in the Registration Statement No, 333-145851 on Form S-8 of instaCare Corp., relating to our audits of the consolidated financial statements of instaCare Corp. included in the Annual Report on Form 10-K of instaCare Corp. for the years ended December 31, 2007 and 2006.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC

Certified Public Accountants

Kansas City, Missouri

Date: October 7, 2008